EXHIBIT (J)(2)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement (No. 2-96141) of Sound Shore Fund, Inc. of our report dated February 5, 1999 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 1, 1999